Exhibit 10.3

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated the 27th day of February, 2016, is made and entered into by and between SmartBank, a banking corporation organized under the laws of the State of Tennessee (the “Bank”), as successor by merger to Cornerstone Community Bank, a banking corporation organized under the laws of the State of Tennessee (“Cornerstone”), and Robert B. Watson, a resident of the State of Tennessee (the “Employee”). The Bank and the Employee are sometimes referred to collectively in this Amendment as the “Parties,” and each of the Bank and the Employee is sometimes referred to individually in this Amendment as a “Party.”

R E C I T A L S

WHEREAS, Cornerstone and the Employee entered into that certain Employment Agreement dated December 5, 2014 (the “Employment Agreement”), providing for the Employee’s employment by Cornerstone;

WHEREAS, effective after the close of business on February 26, 2016, Cornerstone merged with and into SmartBank (such merger, the “Bank Merger”), with SmartBank being the banking corporation to survive the Bank Merger, and as a result of the Bank Merger, SmartBank succeeded to the rights and obligations of Cornerstone under the Employment Agreement;

WHEREAS, as a result of the Bank Merger, the Employee’s position has changed, and the Parties desire to amend the Employment Agreement to reflect such change in the Employee’s position with the Bank; and

WHEREAS, Section 17 of the Employment Agreement requires that any amendment to the Employment Agreement be set forth in a written instrument signed by all of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                  Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Employment Agreement.

2.                  Employment Agreement Amendments. The Parties acknowledge and agree that the Employment Agreement is hereby amended as follows:

(a)                Amendment of Recitals. Paragraph “A” of the Recitals to the Employment Agreement is amended to read in its entirety as follows:

A. The Bank desires to employ the Employee as President—Chattanooga Region, and the Employee desires to accept such employment.

(b)               Amendment of Section 1(h). Section 1(h) of the Employment Agreement is amended to read in its entirety as follows:

(h) “Company” shall mean SmartFinancial, Inc. (f/k/a Cornerstone Bancshares, Inc.), a Tennessee corporation and registered bank holding company.

(c)                Amendment of Section 2(a). Section 2(a) of the Employment Agreement is amended to read in its entirety as follows:

(a) Position(s). The Employee will be employed by the Bank as President—Chattanooga Region and shall perform and discharge faithfully the duties and responsibilities which may be assigned to the Employee from time to time in connection with the conduct of the Bank’s business. The duties and responsibilities of the Employee shall be commensurate with those of individuals holding similar positions at other banks similarly situated. The Employee will report directly to the Chief Operating Officer of the Bank, and will secondarily report to the Chief Lending Officer of the Bank, or such other officer(s) as the Board of Directors may determine.

(d)               Amendment of Section 11. The Bank’s address for notices and other communications under the Employment Agreement, set forth in Section 11 of the Employment Agreement, is changed to the following:

If to the Bank:	SmartBank
Attention: President/CEO

If by personal delivery or courier:
2430 Teaster Lane, Suite 205
Pigeon Forge, Tennessee 37863

If by mail:
Post Office Box 1910
Pigeon Forge, Tennessee 37868-1910

3.                  Counterparts. This Amendment may be executed by the Parties in any number of counterparts (which may be delivered by facsimile, email, or other similar means of electronic transmission), each of which, when duly executed, shall be deemed an original and all of which together shall constitute one and the same instrument.

4.                  Governing Law. This Amendment shall in all respects be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Tennessee, without regard to principles of conflict of laws.

5.                  Captions. The captions, headings, and section numbers appearing in this Amendment have been inserted for purposes of convenience of reference only and shall be given no force or effect in the construction or interpretation of this Amendment.

6.                  Ratification. Except as expressly amended by this Amendment, the Employment Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

7.                  Effective Date. This Amendment is entered into by the parties on the date first above written to be effective as of such date.

2

IN WITNESS WHEREOF, each Party has executed and delivered this Amendment as of the day and year first above written.

BANK:	SMARTBANK

	By:	/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr. President and Chief Executive Officer

EMPLOYEE:

/s/ Robert B. Watson
Robert B. Watson

(Signature Page to First Amendment to Employment Agreement)